UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2015

GENOCEA BIOSCIENCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36289	51-0596811
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Cambridge Discovery Park
100 Acorn Park Drive, 5th Floor
Cambridge, MA	02140
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 876-8191

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 26, 2015, the Board of Directors (the “Board”) of Genocea Biosciences, Inc. (the “Company”) elected Michael J. Higgins, age 52, to the Board as an independent director, effective February 26, 2015.  Mr. Higgins will be a Class II director of the Company and will be nominated for re-election at the annual meeting of the stockholders of the Company to be held in 2016.  Mr. Higgins has also been appointed to serve as a member and chairman of the Audit Committee of the Board commencing on March 3, 2015. Simultaneous with his appointment to the Audit Committee of the Board, Stephen J. Hoffman Ph.D., M.D. will resign as a member and chairman of the Audit Committee of the Board and he will be appointed as a member of the Compensation Commitee of the Board.

Mr. Higgins currently is entrepreneur-in-residence at Polaris Venture Partners.  Mr. Higgins previously served as Chief Operating Officer and Chief Financial Officer at Ironwood Pharmaceuticals.  Prior to his work at Ironwood, Mr. Higgins held a variety of leadership positions at Genzyme Corporation, including Vice President of Corporate Finance and Vice President of Business Development, and served as Chief Financial Officer of Procept Inc.  Mr. Higgins holds a B.S. from Cornell University and a MBA from the Amos Tuck School of Business at Dartmouth College.

Mr. Higgins will receive compensation from the Company for his service as a director in accordance with the Company’s non-employee director compensation policy, including an annual director fee, Audit Committee fee and Audit Committee chairman fee of $35,000, $7,500 and $5,000, respectively.  Pursuant to the Company’s non-employee director compensation policy and its 2014 Equity Incentive Plan and non-qualified stock option award agreement, Mr. Higgins received an award of stock options to purchase 10,084 shares of the Company’s common stock on February 26, 2015 and will be granted an annual award of stock options to purchase 5,042 shares of the Company’s common stock on the first business day following January 1st of each calendar year, subject to his continued service as a director of the Board.

In accordance with the Company’s customary practice, the Company has entered into an indemnification agreement with Mr. Higgins, which requires the Company to indemnify him against certain liabilities that may arise in connection with his status or service as a director.  The indemnification agreement also provides for an advancement of expenses incurred by Mr. Higgins in connection with any proceeding relating to his status as a director.  The foregoing description is qualified in its entirety by the full text of the form of indemnification agreement, which was filed with the Securities and Exchange Commission (the “SEC”) as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-197247), and which is incorporated herein by reference.

There is no arrangement or understanding between Mr. Higgins and any other person pursuant to which Mr. Higgins was selected as a director.  Other than as described above, there are no transactions involving Mr. Higgins requiring disclosure under Item 404(a) of Regulation S-K of the SEC.

A press release announcing Mr. Higgins’ election to the Board is filed as Exhibit 99.1 hereto.

Item 9.01                   Financial Statements and Exhibits.

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENOCEA BIOSCIENCES, INC.

Date: February 27, 2015	By:	/s/ Jonathan Poole
Jonathan Poole
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release of Genocea Biosciences, Inc. dated February 27, 2015.